                                                                       EXHIBIT 1

                            UNDERWRITING AGREEMENT

                            CABOT INDUSTRIAL TRUST

                 7,500,000 Common Shares of Beneficial Interest

                           (Par Value $.01 Per Share)

                                                                 January  , 1998

J.P. MORGAN SECURITIES INC.

Goldman, Sachs, & Co.
Prudential Securities Incorporated
Smith Barney Inc.
  as Representatives of the
  several Underwriters
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Ladies and Gentlemen:

          Cabot Industrial Trust, a Maryland real estate investment trust (the "Company"), proposes to issue and sell to the several Underwriters listed in
Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 7,500,000 common shares of beneficial interest (the "Underwritten Shares"), par value $.01 per share, of the Company (the "Common Shares") and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the Underwriters, up to an additional 1,125,000 Common Shares (the "Option Shares"). The Underwritten Shares and the Option Shares are herein referred to collectively as the "Shares."

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-11 (File No. 333-38383), including a prospectus, relating to the Shares. The registration statement, as amended at the time when it becomes effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of effectiveness of such post-effective amendment, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement," any preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act is referred to in this Agreement as a "Preliminary Prospectus," and the prospectus in the form first used to confirm sales of Shares is referred to in this Agreement as the "Prospectus." If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (a "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

          The Company and Cabot Industrial Properties, L.P. (the "Operating Partnership") hereby agree with the Underwriters as follows:

          1. The Company hereby agrees to issue and sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company, the respective number of Underwritten Shares set forth opposite such Underwriter's name in Schedule I
hereto at a purchase price per share of $[     ] (the "Purchase Price").

          In addition, the Company hereby agrees to issue and sell the Option Shares to the several Underwriters as hereinafter provided, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company up to an aggregate of 1,125,000 Option Shares at the Purchase Price, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters.

          If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

          The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

          2. The Company and the Operating Partnership each understand that the Underwriters intend (i) to make a public offering of their respective portions of the Shares as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          3. Payment for the Shares shall be made to the Company by wire transfer in immediately available funds to the account specified by the Company to the Representatives, no later than noon on the Business Day (as hereinafter defined) prior to the Closing Date (as hereinafter defined) in the case of the
Underwritten Shares, on             , 1998, or at such other time on the same or
such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares.
The time and date of such payment for the Underwritten Shares are referred to herein as the "Closing Date" and the time and date of such payment for the Option Shares, if other than the Closing Date, are referred to herein as the "Additional Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

          Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

          4. (a) The Company and the Operating Partnership jointly and severally represent and warrant to each Underwriter that:

     (i) no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                                 --------
however, that this representation and warranty shall not apply to any statements
-------
or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

     (ii) (a) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission; (b) the Registration Statement and the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any amendments or supplements thereto, in the light of the circumstances under which they were made) not misleading, (c) the Prospectus, as amended or supplemented at the Closing Date and the Additional Closing Date, as the case may be, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that clauses (b) and (c) of this representation
            --------  -------
and warranty shall not apply to any statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein and (d) in connection with the offer and sale of the Shares, the Company has not made offers for the sale of Shares by any means other than the Registration Statement and the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto);

     (iii) there are no contracts or other documents required by the Securities Act to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or Prospectus which have not been so filed or described as required; each contract to which the Company, the Operating Partnership, the Subsidiaries or the Management Company is a party and to which reference is made in the Prospectus or which is filed as an exhibit to the Registration Statement has been duly and validly executed by the Company, the Operating Partnership, the Subsidiaries, or the Management Company, as the case may be, and to the knowledge of
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                                      -6-


the Company the other parties thereto and is in full force and effect in all material respects in accordance with its terms, and no such contracts have been assigned by the Company except as contemplated in the Prospectus; the Company knows of no present situation or condition or fact which would prevent compliance by the Company in all material respects with the terms of any such contract;

     (iv) other than the subsidiaries listed on Exhibit A hereto (the "Subsidiaries"), the Company does not own, beneficially or of record, any material interest in, or control, any partnership, joint venture, limited liability company, unincorporated association, corporation or other entity;

     (v) each of Arthur Andersen LLP, KPMG Peat Marwick LLP, Coopers & Lybrand L.L.P. and Grant Thornton LLP, the accounting firms that certified the financial statements and supporting schedules included in the Registration Statement, is an independent public accountant as required by the Securities Act;

     (vi) (a) the audited historical balance sheet of the Company included in the Registration Statement and the Prospectus presents fairly, in all material respects, the financial position of the Company as of the date indicated; (b) the audited historical financial statements of Herrod Associates ("Herrod"); Blue Ash Office L.L.C. and Blue Ash Industrial L.L.C. ("Blue Ash"), Seefried Properties Group ("Seefried"), Prudential Properties Group II ("Prudential II"), DFW Trade Center I, L.P., Buildings 1, 2 and 3 ("DFW"), 1055 Dornoch Court, San Diego, CA ("1055 Dornoch"), Hampden I and II Properties Group ("Hampden"), South Royal Associates Properties Group ("South Royal"), Joseph A. Leroy Family LP Property ("Leroy"), Raco/Malever, L.L.C. ("Raco") and TLI/Cahill Partnership-Spiral Drive (together with Herrod, Blue Ash, Seefried, Prudential II, DFW, 1055 Dornoch, South Royal, Leroy and Raco the "Acquisition Properties") each included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of each of the above-referenced entities as of the respective dates indicated and the results of the respective operations and cash flows of each such en-tity for the respective periods specified; and (c) the audited historical combined financial statements of the Existing Investors Property Group; Orlando Central Park and 500 Memorial Drive; Knickerbocker Properties, Inc. II; Pennsylvania Public School Employees' Retirement System Industrial Properties Portfolio; Prudential Properties Group; and West Coast Industrial, LLC (collectively, the "Investor Properties") each included in the Registration Statement and the Prospectus present fairly, in all material respects, the combined financial position of each of such entities as of the respective dates indicated and the combined results of their respective operations and their respective cash flows for the respective periods specified and (d) the audited historical financial statements of Cabot Partners Limited Partnership ("Cabot Partners"), included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of Cabot Partners as of the respective dates indicated and the results of Cabot Partners operations and cash flows for the respective periods specified; each of the foregoing audited historical financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the pro forma financial statements included in the Registration Statement and the Prospectus are based upon good faith estimates and assumptions believed by the Company and the Operating Partnership to be reasonable; such pro forma financial statements (i) have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission in accordance with the Commission's rules and guidelines with respect to pro forma financial information and (ii) was properly computed on the bases described therein and in the opinion of the Company, the assumptions used in the preparation of such pro forma financial information (including, without limitation, the notes thereto) were reasonable and the adjustments therein were appropriate to give effect to the transactions or circumstances referred to therein; the unaudited historical balance sheet of Cabot Partners included in the Registration Statement and the Prospectus presents fairly, in all ma-terial respects, the financial position of Cabot Partners as of the date indicated; said unaudited historical balance sheet has been prepared on a basis consistent with that of the audited balance sheet of Cabot Partners included in the Registration Statement and the Prospectus; the unaudited historical combined interim financial statements of each of the Investor Properties included in the Registration Statement and the Prospectus present fairly, in all material respects, the combined financial position of such entities as of the respective dates indicated and the combined results of their respective operations and their respective cash flows for the periods specified; said unaudited historical combined interim financial statements have been prepared on a basis consistent with that of the audited combined financial statements included in the Registration Statement and the Prospectus; and the unaudited historical financial statements of each of the Acquisition Properties included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of such entities as of the date indicated and the results of such entities' operations and cash flows for the periods specified; said unaudited historical interim financial statements have been prepared on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and the statistical and market related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company and the Operating Partnership believe to be reliable and accurate;

     (vii) since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as set forth or contemplated therein, (A) there has not been any material adverse change in or affecting the business, management, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries, taken as a whole (each, a "Material Adverse Change," and any event or state of facts which could reasonably be expected to result in a Material Adverse Change being herein referred to as a "Prospective Material Adverse Change"); (B) no casualty loss, condemnation or other adverse event with respect to any Property (as defined in the Pro-spectus) which is material to the Company and its Subsidiaries, taken as a whole, has occurred; (C) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) which is material to the Company and its Subsidiaries, taken as a whole; (D) there has been no dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its capital stock or by the Operating Partnership with respect to its partnership interests; and (E) there has been no change in the capital stock of the Company or the partnership interests of the Operating Partnership, or any increase in the indebtedness of the Company or the Operating Partnership or the indebtedness encumbering the Properties;

     (viii) the Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with the trust power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Transaction Documents (as hereinafter defined) to which it is a party, and is duly qualified as a foreign trust and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the business, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect");

     (ix) the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Transaction

Documents (as hereinafter defined) to which it is a party; the Operating Partnership is duly qualified or registered as a limited partnership and is in good standing under the laws of each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or registered or in good standing would not have a Material Adverse Effect; the Company is the sole general partner of the Operating Partnership; immediately after the Closing Date, the Company will be the holder of a general partnership interest in the Operating Partnership constituting approximately [ ]% of all of the general and limited partnership interests (the "Units") in the Operating Partnership assuming that no Option Shares are purchased on the Closing Date (to the extent any portion of the Option Shares are purchased, the percentage of Units set forth above will be adjusted accordingly, and, to the extent that any of the Option Shares is purchased, the Company will contribute the net proceeds therefrom to the Operating Partnership in exchange for an equivalent number of Units); and all of the Units owned by the Company at the Closing Date and the Additional Closing Date will be owned free and clear of all liens, encumbrances, security interests, mortgages, pledges, restrictions and claims (each of the foregoing, a "Lien"; and collectively, the "Liens");

     (x) each of the Subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate, partnership or other) to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Transaction Documents to which it is a party, and has been duly qualified to do business and is in good standing under the laws of each other jurisdiction in which it owns, leases or operates properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect; and all the outstanding shares of capital stock, and Units of each Subsidiary have been duly authorized and validly issued, are fully paid, and are owned by the Company, directly or indirectly, free and clear of all Liens except as otherwise described in the Registration Statement and the Prospectus;

     (xi) all the outstanding shares of capital stock of the Management Company have been duly authorized and validly issued, are fully paid and non-assessable, and are owned as described in the Registration Statement and the Prospectus, free and clear of all Liens;

     (xii) consummation of each of the Formation Transactions, the execution and delivery of the Transaction Documents and the Share Purchase Agreement dated December 17, 1997 between the Company and the Morgan Stanley Real Estate Special Situations Fund I, L.P. and the other parties named therein (the "MSAM Agreement")and the performance by the Company, its Subsidiaries and the Management Company of their respective obligations thereunder have been duly authorized by all necessary corporate and partnership action, and, except for such matters as are set forth in the Prospectus and except for such matters as will not result in a Material Adverse Effect, did not and will not violate or conflict with or, with the giving of notice or lapse of time or both, constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any of the Properties or any other properties or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument (except mortgages, notes, loans and other agreements or instruments to which the Properties are subject which will be prepaid, including any applicable prepayment penalties thereon, promptly following the Closing Date) to which the Company or any of its Subsidiaries or the Management Company is or was a party or by which it or any of them may be bound or affected, or to which any of the Properties or any other properties or assets of the Company or any of its Subsidiaries is subject; none of the Formation Transactions or the execution, delivery and performance of the Transaction Documents, the MSAM Agreement or the credit fa-cility to be executed between the Company and [ ] on the Closing Date (the "Credit Facility") resulted or will result in the violation of any of the provisions of the declaration of trust, charter, by-laws or partnership agreement, as the case may be, of the Company or any of its Subsidiaries or any applicable law, rule, order, administrative regulation or administrative or court decree; all authorizations, consents and approvals necessary to consummate the Formation Transactions and to enter into the Transaction Documents, the MSAM Agreement and the Credit Facility will be timely obtained, except where the failure to obtain any such authorization, consent or approval, individually or in the aggregate, would not have a Material Adverse Effect;

     (xiii) this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and, assuming due authorization, execution and delivery by the Representatives, constitutes the valid and binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms;

     (xiv) the authorized shares of beneficial interest of the Company conform as to legal matters to the description thereof set forth in the Registration Statement and the Prospectus, and all of the outstanding shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable or exercisable for, any shares of beneficial interest of, or equity interest in, the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance, directly or indirectly, of any beneficial interest of, or equity interest in, the Company or any of its Subsidiaries, or any such convertible or exchangeable securities or any such rights, warrants or options;

     (xv) the Shares have been approved for listing on the New York Stock Exchange ("NYSE"), subject only to official notice of issuance;

     (xvi) the Shares to be issued and sold by the Company hereunder have been duly authorized and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Registration Statement and the Prospectus, and the Common Shares to be issued and sold in connection with the Formation Transactions and pursuant to the MSAM Agreement in the Concurrent Placement (the "Concurrent Placement"), have been duly authorized for issuance to the holders or the prospective holders thereof, and on the Closing Date will be validly issued, fully paid and non-assessable; the form of share certificate used to evidence the Common Shares is in due and proper form and complies in all material respects with all applicable legal requirements; and the issuance of such Shares is not subject to any preemptive or similar right; the offer, issuance and sale of Common Shares (other than pursuant to this Agreement) at or prior to the Closing Date was or will be, as the case may be, exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and blue sky laws;

     (xvii) the Units to be issued in connection with the Formation Transactions, including, without limitation, the Units to be issued to the Company, have been duly authorized for issuance by the Operating Partnership to the holders or the prospective holders thereof, and on the Closing Date will be validly issued and fully paid and will be issued to the respective holders free and clear of all security interests, liens and encumbrances (other than any liens, such holders may have arranged for prior to receipt thereof); immediately after the Closing Date, [ ] Units (subject to adjustment to reflect the purchase of any Option Shares) will be issued and outstanding; the issuance and sale of all of such Units was or will be, as the case may be, exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and blue sky laws;

     (xviii) neither the Company, any of its Subsidiaries nor the Management Company is in violation of its declaration of trust, charter, by-laws or partnership agreement, as the case may be, and, except as disclosed in the Registration Statement and the Prospectus, neither the Company, any of its Subsidiaries nor the Management Company is, or with the giving of notice or lapse of time or both would be, in violation of, or in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its respective properties or assets is bound or affected, except for violations and defaults which, individually or in the aggregate, will not have a Material Adverse Effect; the issuance and sale of the Shares by the Company and the Units by the Operating Partnership and the performance by the Company and the Operating Partnership of their obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or affected or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for any such violation, conflict, breach or default which, individually or in the aggregate, would not have a Material Adverse Effect, or result in the creation or imposition of any material Lien upon any of the Properties, nor will any such action result in any violation of the provisions of the trust agreement, certificate of incorporation, the by-laws or the partnership agreement, as the case may be, of the Company or any of its Subsidiaries or any applicable law or statute or, except for such matters or would not result in a Material Adverse Effect, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares and the Units or the consummation by the Company and the Operating Partnership of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations and qualifications as have been obtained under the Securities Act and as may be required under applicable state securities, real estate syndication or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

     (xix) other than as set forth or contemplated in the Registration Statement and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened to which the Company or any of its Subsidiaries or the Management Company is or may be a party or of which any property of the Company or any of its Subsidiaries or the Management Company or any Property is or may be the subject, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company and the Operating Partnership, no such proceedings are threatened or contemplated by governmental authorities or others;

     (xx) as of the Closing Date the Operating Partnership will have coverage under title insurance policies on each of the Properties in an amount at least equal to the aggregate of (a) the cost of acquisition of such Property and (b) the cost of construction of the improvements thereon subsequent to such acquisition;

     (xxi) immediately following the application of the proceeds from the sale of the Shares in the manner set forth under "Use of Proceeds" in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Properties will not be convertible into an equity ownership interest in the Company or any of its Subsidiaries and neither the Company, any of its Subsidiaries nor any other person affiliated therewith will hold a participating interest therein and said mortgages and deeds of trust will not be cross-defaulted or cross-collateralized with any property not owned, directly or indirectly by the Company or any of its Subsidiaries;

     (xxii) no labor dispute with the employees of the Company, any of its Subsidiaries or the Management Company exists or, to the knowledge of the Company or the Operating Partnership, is threatened which could reasonably be expected to have a Material Adverse Effect; and neither the Company nor the Operating Partnership is aware of any existing or threatened labor disturbance by the employees of any of the entities described in the Registration Statement and the Prospectus as current or prospective tenants of the Properties which will have a Material Adverse Effect;

     (xxiii) the Company will be organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code commencing with the Company's taxable year ending December 31, 1998;

     (xxiv) the Company, each of its Subsidiaries and the Management Company possess such certificates, authorizations or permits issued by the appropriate federal, state, local or foreign regulatory agencies or bodies as are necessary to conduct the business now operated or proposed to be operated by each of them, except where the failure to obtain any such certificate, authorization or permit, individually or in the aggregate, would not have a Material Adverse Effect, and neither the Company, any of its Subsidiaries nor the Management Company has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an adverse decision, ruling or finding, would have a Material Adverse Effect;

     (xxv) except as described in the Registration Statement and the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

     (xxvi) at the Closing Date, the Company and the Operating Partnership will have the rights contemplated in the Contribution Agreement dated as of October 10, 1997 by and among the Company, the Operating Partnership and certain other parties (the "Contribution Agreement"), and such rights are free and clear of any Lien; at the Closing Date, the Contribution Agreement will be in full force and effect and will be a valid and binding agreement of the parties thereto, enforceable IN accordance with its terms; at the Closing Date, neither the Company, the Operating Partnership nor any other party will be in default under the Contribution Agreement in any respect and neither the Company nor the Operating Partnership will have received any notice of any claim asserted thereunder or with respect thereto by any party, which claim is material and adverse to the rights or interest of the Company or the Operating Partnership thereunder; at the Closing Date, no material rights of the Company or the Operating Partnership under the Contribution Agreement will have been waived; the Contribution Agreement (including the merger and conveyance documents referred to therein) and the Registration Rights and Lock-Up Agreement to be entered into by the Company and the Contributing Investors in substantially the form filed as an exhibit to the Registration Statement (the "Registration Rights Agreement") are the only agreements relating to the transfer of the assets, properties and other interests referred to in the Contribution Agreement to which the Company or the Operating Partnership is a party; consummation of the transactions contemplated by the Contribution Agreement will not constitute a breach of, or default under, the charter, by-laws or partnership agreement, as the case may be, of any party thereto or except for such matters as will not result in a Material Adverse Effect, any material contract, lease or other instrument to which Cabot Partners, the Company and the Operating Partnership is a party or by which any of them or any of their properties may be bound or any law, administrative regulation or administrative or court decree;

     (xxvii) at the Closing Date, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, substantially in the form filed as an exhibit to the Registration Statement (the

"Operating Partnership Agreement" and, together with the Contribution Agreement (including the merger, conveyance and other documents to be executed and delivered in connection therewith) and the Registration Rights Agreement, the "Transaction Documents"), and the other Transaction Documents will have been duly and validly authorized, will be in full force and effect and will be valid and binding agreements of the parties thereto, enforceable against the Company and the Operating Partnership in accordance with their terms;

     (xxviii) (A) immediately following the Closing Date, the Operating Partnership will hold good and marketable title to each of the Properties and the Management Company will hold good and marketable title to the Cabot Partner Assets (as defined in the Contribution Agreement), in each case free and clear of all Liens, other than those which the Registration Statement and the Prospectus indicate will then affect the Properties and subject, however, to (1) utility easements serving such Properties, (2) Liens for taxes not due and payable as of the Closing Date, (3) zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, (4) matters of title not adversely affecting the use, value or marketability of title to such Properties, (5) other statutory liens not due and payable as of the Closing Date and (6) liens that are not material in character, amount or extent and do not materially detract from the value or interfere with the use of the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon (the liens described in clauses (1) through (6) of this subsection (xxix)(A), collectively, the "Permitted Exceptions"); (B) all Liens which are required to be disclosed in the Registration Statement and the Prospectus are disclosed therein; (C) none of the Company, the Operating Partnership or, to the knowledge of the Company and the Operating Partnership, any other party to any lease relating to any Property is in default under any such lease and neither the Company nor the Operating Partnership is aware of any event which, with the giving of notice or the passage of time, or both, would constitute a default under any such lease, except in each case such de-faults that, individually or in the aggregate, would not have a Material Adverse Effect; (D) each of the leases pursuant to which all or any portion of the Properties are demised is in full force and effect in all material respects and, except as set forth in the Registration Statement or the Prospectus no tenant thereunder has a right of first refusal to purchase the premises demised thereunder which has not been waived with respect to the transactions contemplated hereby; (E) none of the Company, the Operating Partnership or, to the knowledge of the Company or the Operating Partnership, any other party to any mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties is in default thereunder and neither the Company nor the Operating Partnership is aware of any event which, with the giving of notice or the passage of time, or both, would constitute a default under any such mortgage, document or agreement, except in each case such defaults that, individually or in the aggregate, would not have a Material Adverse Effect; (F) each of the Properties is in compliance with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations), except for such failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect; (G) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, except such proceedings or actions that, individually or in the aggregate, would not have a Material Adverse Effect; and
(H) any real property and buildings held under lease by the Company and its Subsidiaries and described in the Prospectus are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

     (xxix) (A) except as disclosed in the Registration Statement and the Prospectus and except for activities, conditions, circumstances or other matters that, individually or in the aggregate, would not have a Material Adverse Effect, the Company, the Subsidiaries and the Management Company have complied and are in compliance with all Environmental Laws (as hereinafter defined); (B) the Company, the Subsidiaries and the Management Company have not used, and have not permitted the use of, the Properties or any other real property owned or operated by any of them for activities or operations which involve the handling, use, processing, manufacturing, generating, producing, storing, refining, recycling, transporting, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, burying, escaping, leaching, dumping, disposing of or releasing into the environment or otherwise dealing with Hazardous Materials (as hereinafter defined), except for Hazardous Materials utilized in the ordinary course of maintaining such Properties or property, provided such use would not, in the ordinary course of
                        --------
business, give rise to liability under any Environmental Law; (C) except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Operating Partnership has knowledge of any seepage, leaking, escaping, leaching, discharging, injection, release, emission, spill, pumping, pouring, emptying, dumping or other release of Hazardous Materials into the environment relating to activities or operations at or from the Properties or any other real property owned or occupied by the Company including, without limitation any land or water on, at, under or adjacent to such Properties or property owned or operated by the Company, the Subsidiaries or the Management Company, or on, at, under or from land or water from which Hazardous Materials might seep, flow or drain into such land or water, except such as, individually or in the aggregate, would not have a Material Adverse Effect; (D) except as disclosed in the Registration Statement and the Prospectus, neither the Company, any of the Subsidiaries nor the Management Company has received any notice of, and neither the Company nor the Operating Partnership has any knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim or liability under or pursuant to any Environmental Law except such as, individually or in the aggregate, would not have a Material Adverse Effect; and (E) none of the Properties are included or, to the knowledge of the Company or the Operating Partner-ship, proposed for inclusion on the National Priorities List issued by the United States Environmental Protection Agency (the "EPA") pursuant to CERCLA (as hereinafter defined) or on the Comprehensive Environmental Response, Compensation and Liability Information System list, and no such Property or property has otherwise been publicly identified by the EPA as a potential CERCLA site or to the knowledge of the Company included, or proposed for inclusion, on any list or inventory issued pursuant to any other Environmental Law or issued by any other governmental authority having or claiming jurisdiction under Environmental Laws or with respect to such Property or property.

     As used herein, "Hazardous Material" shall include, without limitation, any and all substances, materials and wastes including, without limitation, asbestos, and petroleum products, constituents and wastes, regulated, pursuant to the common law or any federal, state or local environmental or worker health or safety law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et seq. ("CERCLA"), the Hazardous Materials Transportation
                      -- ---
Act, 49 U.S.C. (S)(S) 1801 et seq., the Resource Conservation and Recovery Act,
                           -- ---
42 U.S.C. (S)(S) 9601 et seq., the Emergency Planning and Community Right-to-
                      -- ---
Know Act of 1986, 42 U.S.C. (S)(S) 11001 et seq., the Toxic Substances Control
                                         -- ---
Act, 15 U.S.C. (S)(S) 2601 et seq., the Federal Insecticide, Fungicide and
                           -- ---
Rodenticide Act, 7 U.S.C. (S)(S) 136 et seq., the Clean Air Act, 42 U.S.C.
                                     -- ---
(S)(S) 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act),
            -- ---
33 U.S.C. (S)(S) 1251 et seq., the Safe Drinking Water Act, 42 U.S.C.(S)(S)
                      -- ---
300f-300j-11, and the Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651 et seq., as any of the above statutes may have been amended from time to time,
-- ---
and in the regulations adopted and publications promulgated pursuant to each of the foregoing (the foregoing, collectively, "Environmental Laws");

     (xxx) neither the Company, the Operating Partnership nor any of their affiliates or related persons has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Shares;

     (xxxi) neither the Company nor any of its Subsidiaries is, or will after the Closing Date be, subject to registration as an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

     (xxxii) no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the trustees, officers, shareholders, customers, clients, tenants or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

     (xxxiii) the statements set forth in the Prospectus under the caption "Description of Shares of Beneficial Interest," insofar as they purport to constitute a summary of the terms of the Shares, and under the captions "Federal Income Tax Considerations," "ERISA Considerations" "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws", and "Underwriting" to the extent such statements purport to describe matters of law or regulation or constitute summaries of documents described therein, are accurate and complete in all material respects;

     (xxxiv) the Company has and will maintain property and casualty insurance in favor of the Company and its Subsidiaries (as the case may be) with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by the Company and the Subsidiaries; the Company has not received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any such Properties;

     (xxxv) The Company and each of the Subsidiaries has filed all material foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, upon consummation of the Formation Transactions, have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus;

     (xxxvi)   each employee benefit plan, within the meaning of Section 3(3) of
ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except where such noncompliance would not, individually or in the aggregate, have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operation of the Company and the Subsidiaries, taken as a whole. No prohibited transaction, within the meaning of Section 406 of ERISA or
Section 4975 of the Code has occurred with respect to any such plan. For each such plan which is subject to the funding rules of Section 412 of the Code or
Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

     (xxxvii) except for compensation to be paid to the Underwriters under this Agreement and the advisory fee paid to J.P. Morgan Securities Inc., as described in the Prospectus, the Company knows of no outstanding claims for services, either in the nature of a finder's fee or origination fee, with respect to any of the transactions contemplated hereby; and

     (xxxviii) except as set forth in the Prospectus, each of the Company and the Subsidiaries owns or possesses the patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures (collectively, the "Intellectual
                                                                    ------------
Property")) necessary to conduct the business in which it is engaged and
--------
proposes to engage as described in the Prospectus and the Registration Statement, except to the extent that the failure to own or possess such Intellectual Property would not have a Material Adverse Effect and, except as described in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which, if accurate, would not have a Material Adverse Effect; and

     (xxxix)   each Property is served by all utilities necessary for its use and operation as currently used or proposed to be used and is accessible from a public road or right of way.

          (b) Any certificate signed by or on behalf of the Company or the Operating Partnership and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, to each Underwriter as to matters covered therein.

          5. The Company and the Operating Partnership jointly and severally covenant and agree with the several Underwriters as follows:

          (a) if the Registration Statement is not effective at the time of execution hereof, to use its commercially reasonable best efforts to cause the Registration Statement to become effective at the earliest possible time; and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to use its commercially reasonable best efforts to furnish copies of the Prospectus to the Underwriters in New York City, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

          (b) to deliver, at the expense of the Company, to the Representatives a total of four signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhib-its, and, during the period mentioned in paragraph (e) below, to each of the Underwriters and to dealers effecting transactions in the Shares as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request;

          (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

          (d) to advise the Representatives promptly, and to confirm such advice in writing, (i) when the Registration Statement shall have become or becomes effective, (ii) when any amendment to the Registration Statement shall have become effective, (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which such statements are made, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its commercially reasonable best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to use its commercially reasonable best efforts to obtain as soon as possible the withdrawal thereof;

          (e) if, during such period of time after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances in which such statements are made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable federal and state securities law, to reasonably promptly prepare and furnish, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will comply with applicable federal and state securities law; provided, however, any amendments or supplements made more than one year after the first date of the public offering of the Shares shall be made at the expense of the Underwriters;

          (f) to use its commercially reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky and real estate syndication laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares and to pay all fees and expenses (inc1uding commercially reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with such qualification; provided
                                                                        --------
   that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction, and provided, further, that all fees and expenses incurred in
                     --------  -------
   connection with qualifying the Shares for offer and sale after the first anniversary of the public offering of such Shares shall be paid by the Underwriters;

     (g) to make generally available to its security holders and to the Representatives, as soon as practicable, an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

     (h) for two years from the date of this Agreement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares; and copies of any reports and financial statements furnished to or filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or any national securities exchange;

     (i) for a period of 12 months after the date of this Agreement, neither the Company nor the Operating Partnership will, directly or indirectly, (i) issue, offer for sale, contract to sell, sell, register the sale of, pledge or grant any option for the sale of, or otherwise dispose of (including without limitation upon exchange of Units), directly or indirectly, any Common Shares or Units or any securities convertible into or exchangeable or exercisable for any Common Shares or Units (other than (a) the Common Shares offered hereby, (b) Common Shares issued pursuant to the Company's Long Term Incentive Plan or a dividend reinvestment plan, (c) any Units or Common Shares that may be issued in connection with any acquisition of a property or business entity and (d) Units or Common Shares issued at least six months after the date hereof in private placements, provided that the purchasers of such Units or Common Shares agree with J.P. Morgan Securities, Inc. that they will not to sell, offer for sale, contract to sell, or otherwise dispose of such Units or Common Shares, or sell or grant options, rights or warrants with respect to any such Common Shares or Units for a period of 12 months after the date of this Prospectus), (ii) sell or grant options, rights or warrants with respect to any Common Shares (other than the grant of options pursuant to the Company's Long Term Incentive Plan) or (iii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares or Units, whether or not such transaction is to be set-tled by delivery of Common Shares, Units or otherwise, for a period of 12 months after the date of this Prospectus, without the prior written consent of J.P. Morgan Securities, Inc.

     (j) for a period of 24 months after the date of this Agreement, neither the Company nor the Operating Partnership will amend the Registration Rights Agreement, waive any provisions of such agreement or release any of the parties thereto from their obligations thereunder without the prior written consent of J.P. Morgan Securities Inc., except as contemplated in the Registration Rights Agreement;

     (k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto),
   (iii) incurred in connection with the registration or qualification of the Shares under the applicable securities laws of such jurisdictions as the Representatives may reasonably designate (including reasonable fees of counsel for the Underwriters and its reasonable disbursements in connection therewith), (iv) in connection with the listing of the Shares on any stock exchange, (v) related to the required filing with, and review by, the NASD,
   (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, all other agreements relating to underwriting and syndication arrangements and the Blue Sky Survey and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors and (viii) the cost and charges of any transfer agent and any registrar;

     (l) the Company and the Operating Partnership will use the net proceeds received by them from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement and the Prospectus under the caption "Use of Proceeds";

     (m) the Company will meet the requirements to qualify, effective for the fiscal year ending December 31, 1998, as a "real estate investment trust" under the Code; and

     (n) the Company will use its reasonable best efforts to effect the listing of the Shares on the NYSE.

          6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company and the Operating Partnership of their respective obligations hereunder and to the following additional conditions:

     (a) the Registration Statement (excluding the Rule 462 Registration Statement) shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; if the Company has elected to rely on Rule 462(b), the Rule 462 Registration Statement shall have become effective not later than 10:00 p.m., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests for additional information by the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

     (b) the representations and warranties of the Company and the Operating Partnership contained herein shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company and the Operating Partnership shall have complied with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

     (c) at or prior to the Closing Date, the Formation Transactions (as defined in the Prospectus) will have been consummated as described in the Registration Statement and the Prospectus, including those under the caption "Formation Transactions";

     (d) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or the Operating Partnership or any Material Adverse Change or any Prospective Material Adverse Change, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and neither the Company, the Operating Partnership, nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

     (e) the Representatives shall have received on and as of the Closing Date and the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company with specific knowledge about the Company's financial matters reasonably satisfactory to the Representatives to the effect set forth in subsections (a) through (d) (with respect to the respective representations, warranties, agreements and conditions of the Company and the Operating Partnership) of this Section and to the further effect that there has not occurred any Material Adverse Change, or any devel-opment involving a Prospective Material Adverse Change, from that set forth or contemplated in the Registration Statement;

     (f) Mayer Brown & Platt, counsel for the Company and the Operating Partnership, shall have furnished to the Representatives its written opinion addressed to the Underwriters, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          (i) the Company is a duly organized and validly existing real estate investment trust in good standing under the laws of the state of Maryland, with power and authority to own, lease and operate its properties, to conduct the businesses in which it is engaged and proposes to engage, as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party;

          (ii) the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage, as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party;

          (iii) each Subsidiary of the Company set forth on Exhibit A hereto and the Management Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization with power and authority (corporate, partnership or other, as applicable) to own, lease and operate its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party; and all of the issued shares of capital stock,

      Units or other partnership interests of each such Subsidiary have been duly and validly authorized and issued, are fully paid and, with respect to Subsidiaries that are corporations, nonassessable, and (except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all Liens;

          (iv) each of the Company, the Operating Partnership, the Subsidiaries and the Management Company has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which such qualification or good standing is required, based on its ownership or leasing of property or the conduct of its business, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

          (v) all of the outstanding shares of capital stock of the Management Company have been duly authorized and issued, are fully paid and non-assessable and are owned as described in the Registration Statement and the Prospectus, free and clear of all Liens;

          (vi) the Units or Common Shares to be issued on the Closing Date in connection with the Formation Transactions (including, without limitation, the Units which will be owned by the Company) have been duly authorized and, on the Closing Date after giving effect to the transactions contemplated by this Agreement and the other Formation Transactions, holders of Units (other than the Company) will have been properly admitted as limited partners under the terms of the Operating Partnership Agreement, and such holders will have no agreed upon but unpaid capital contributions thereunder, and the Units which will be owned by the Company will be owned free and clear of all Liens, and the Units to be issued as part of the Formation Transactions, which will be the only Units outstanding on the Closing Date, will be owned as described in the Prospectus;

          (vii) the issuance and sale of the Units to be issued as part of the Formation Transactions are exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and Blue Sky laws;

          (viii) the issuance and sale of Common Shares (other than pursuant to this Agreement) at or prior to the Closing Date are exempt from the registration requirements of the Securities Act and applicable state securities, real estate syndication and Blue Sky laws;

            (ix) other than as set forth or contemplated in the Registration Statement and the Prospectus, to such counsel's knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending, or threatened to which the Company, the Operating Partnership, any of the Subsidiaries or the Management Company is or may be a party or to which any property of the Company, the Operating Partnership, the Subsidiaries, the Management Company or any Property is or may be the subject which, if determined adversely to the Company, the Operating Partnership, the Subsidiaries, the Management Company or any Property, individually or in the aggregate, would have a Material Adverse Effect;

             (x) such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Prospectus which are not so filed or described as required;

            (xi) this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and is a valid, binding agreement thereof enforceable against each such party in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors generally and general principles of equity (re-gardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law;

          (xii) the authorized Capital Stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

         (xiii) the Common Shares of the Company outstanding prior to the issuance of the Shares to be sold by the Company hereunder have been duly authorized and are validly issued, fully paid and non-assessable;

          (xiv) the authorized, issued and outstanding shares of beneficial interest of the Company are as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; and the Shares to be issued and sold by the Company hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar statutory rights;

           (xv) the Registration Statement is effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission;

          (xvi) the Registration Statement at the time it became effective and the Prospectus and any amendments or supplements thereto (other than the financial statements, supporting schedules and other financial, statistical and market data included therein, as to which such counsel need not express any opinion) at their respective dates complied as to form in all material respects with the requirements of the Securities Act;

          (xvii) to such counsel's knowledge, neither the Company, the Operating Partnership, any of the Subsidiaries nor the Management Company is in violation of its declaration of trust, certificate of incorporation, by-laws or partnership agreement, as the case may be, and, except as disclosed in the Prospectus, neither the Company, the Operating Partnership, any of the Subsidiaries nor the Management Company is, or with the giving of notice or lapse of time or both would be, in violation of, or in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which the Company, the Operating Partnership, any of the Subsidiaries or the Management Company is a party or by which it or any of them is bound or affected or to which any of the Properties or any other properties or assets of the Company, the Operating Partnership, any of the Subsidiaries or the Management Company is bound, except for any such violations and defaults as would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect on the Company; the issuance and sale of the Shares by the Company and the Units by the Operating Partnership and the performance by the Company and the Operating Partnership of their obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or, with the giving of notice or lapse of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument, known to such counsel, to which the Company or any of its Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or affected to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violations of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties except for any such violation, conflict, breach or default which individually or in the aggregate, would not have a Material Adverse Effect, or result in the creation or imposition of any material Lien upon any of the Properties, nor will any such action result in any violation of the provisions of the declaration of trust, certificate of incorporation, the by-laws or the partnership agreement, as the case may be, of the Company, the Operating Partnership or any of the Subsidiaries;

          (xviii) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issuance once and sale of the Shares and the Units or the consummation by the Company and the Operating Partnership of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations and qualifications as have been obtained under the Securities Act and as may be required under applicable state securities, real estate syndication or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters and such additional steps as may be required by the NASD;

            (xix) the Transaction Documents were duly and validly authorized, executed and delivered by each of the Company, the Operating Partnership and the Management Company, to the extent the foregoing are parties thereto and, assuming the authorization, execution and delivery by the other parties thereto, constitute valid and binding agreements of the Company, the Operating Partnership and the Management Company, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law;

          (xx) the consummation of the Formation Transactions and the execution, delivery and performance of the Transaction Documents do not conflict with or constitute a breach or violation of, or default under, the declaration of trust, the charter, the by-laws or the partnership agreement, as the case may be, of each of the Company, the Operating Partnership or the Management Company or any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument, known to such counsel, to which any of such parties is a party or by which any of them or any of their properties or assets may be bound or any law, administrative regulation or administrative or court decree, except for such conflict, breach or violation or default which individually or in the aggregate would not have a Material Adverse Effect;

          (xxi) to such counsel's knowledge, no person has any right to require the Company to include any securities owned by such person in the securities registered pursuant to the Registration Statement;

         (xxii) the statements in the Prospectus under the captions "Risk Factors-Antitakeover Effects of Ownership Limit, Staggered Board and Power to Issue Additional Shares; Taxation as a Corporation if the Company Fails to Qualify as a REIT; Other Tax Risks; Real Estate Investment Risks; Possible Changes in Policies Without Shareholder Approval; No Limitation on Debt; Conflicts of Interest in the Formation Transactions and the Business of the Company; ERISA Risks; and Management Company Risk," "Federal Income Tax Considerations," "ERISA Considerations," "Description of Shares of Beneficial Interest," and "Certain Provisions of Maryland Law and the Company's Declaration of Trust and Bylaws," insofar as such statements constitute a summary of the legal matters, legal conclusions, documents or proceedings referred to therein, are accurate in all material respects and fairly present in all material respects the information called for with respect to such legal matters, legal conclusions, documents or proceedings;

        (xxiii) neither the Company nor any of its subsidiaries is, or will after the Closing Date be subject to registration as, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

         (xxiv) the opinion of such counsel described under the heading "Federal Income Tax Considerations" is thereby confirmed; and

          (xxv)  the Shares have been approved for listing on the NYSE.

          Such opinion shall also contain a statement that no information has come to the attention of such counsel that causes such counsel to believe that the Registration Statement (other than the financial statements, supporting schedules and other financial, statistical and market data included therein, as to which such counsel need not express any opinion) at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended and supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In addition, Mayer Brown & Platt shall reconfirm the opinion filed as
     Exhibit 8 to the Registration Statement as of the date hereof and permit the Underwriters to rely on such opinion as if it were addressed to the Underwriters.

          In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws (i) of the state of Maryland on an opinion of Ballard Spahr Andrews & Ingersoll, and (ii) other than the laws of the United States and the States of Delaware and Illinois, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates or statements of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting corporate existence or good standing. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are reasonably justified in relying thereon.

     (g) Mayer Brown & Platt, counsel for the Company and the Operating Partnership, shall have furnished to the Representatives their written opinion with respect to certain ERISA matters, addressed to the Underwriters, dated the Closing Date and the Additional Closing Date, as the case may be, in substantially the form set forth in Exhibit C;

     (h) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment, if any, to the Registration Statement, and also on the Closing Date and the Additional Closing Date, as the case may be, each of Arthur Andersen, LLP, KPMG Peat Marwick, LLP, Coopers & Lybrand L.L.P. and Grant Thornton L.L.P. shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, including statements with respect to a review in accordance with SAS 71 of any interim financial information contained in the Registration Statement and the Prospectus;

     (i) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion addressed to the Underwriters of Cahill Gordon & Reindel, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration State-ment, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may rely as to matters involving the application of the laws of the state of Maryland on an opinion of Ballard Spahr Andrews & Ingersoll;

     (j) the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance;

     (k) each of the Formation Transactions (other than the repayment of indebtedness) and each of the other transactions described in the Prospectus shall have occurred prior to, or shall occur on, the Closing Date, in the manner described in the Prospectus;

     (l) separate "lock-up" agreements, each substantially in the form of Exhibit B hereto, between you and the officers and trustees of the Company relating to sales and certain other dispositions of Common Shares, Units or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and the Additional Closing Date, as the case may be;

     (m) on or before the Closing Date, the Company and its Subsidiaries shall have delivered or caused to be delivered to the Representatives with respect to each Property:

          (i) with respect to each property to be contributed to the Operating Partnership pursuant to Section 2.3 of the Contribution Agreement, (x) a copy of the deed therefor and (y) a copy of the Bill of Sale and Assignment of Leases, Contracts and Intangible Property, each naming the Operating Partnership as the grantee thereunder;

          (ii) with respect to each Property to be contributed to the Operating partnership pursuant to Section 2.1, Section 2.2 and Section 2.4 of the Contribution Agreement, a copy of the Partnership Agreement and Plan of Merger, Subsidiary Agreement and Plan of Merger or Cer-tificate of Dissolution (each as defined in the Contribution Agreement), as appropriate;

          (iii) a policy of title insurance (or a commitment to issue such a policy) or endorsements to an existing policy of title insurance satisfying the requirements set forth in Section 2.6 of the Contribution Agreement, in either case naming the Operating Partnership as named insured and insuring (or committing to insure) that the Operating Partnership owns fee title to the real property and fixtures comprising such Property in an amount not less than the acquisition price paid for such Property, which policy (or commitment) shall be in form and substance reasonable satisfactory to the Representatives;

           (iv) a survey of the Property in form and substance reasonably satisfactory to the Representatives;

            (v) policies or certificates of insurance relating to such Property evidencing coverages and in amounts customarily obtained by owners of similar properties;

           (vi) UCC, judgment and tax lien searches confirming that the personal property comprising a part of the Property is subject to no Liens other than Permitted Exceptions;

          (vii) such affidavits, certificates and instruments of indemnification as shall reasonably be required to induce the title insurance company to issue the policy (or commitment) contemplated in subparagraph (ii) above;

          (viii) checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (or checks or wire transfers to the title insurance company in respect of such amounts) due in respect of the recording of any instruments to be recorded in connection with the Formation Transactions, together with a check or wire transfer for the title insurance company in payment of the title insurance company's premium, search and exami-nation charges, survey costs and any other amounts due in connection with the issuance of its policy (or commitment);

           (ix) an estoppel certificate or officer's certificate of the type required by Section 7.3 of the Contribution Agreement from each tenant or landlord, as appropriate, with respect to each Property, in form and substance reasonably satisfactory to counsel for the Representatives; and

           (x) a certificate signed by an officer of the Company or an appropriate local official attaching a copy of the certificate of occupancy for such Property, or other evidence reasonably satisfactory to the Representatives that the Property may be legally occupied for its current use;

      (n) on or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

          The several obligations of the Underwriters to purchase Option Shares hereunder are subject to satisfaction of the conditions set forth in paragraphs
(a)-(n) above on and as of the Additional Closing Date (references therein to the Closing Date shall be deemed references to the Additional Closing Date for this purpose), except that the certificate called for by paragraph (d) above, the opinions called for by paragraphs (e), (f) and (h) above and the third letter called for by paragraph (g) above shall be dated the Additional Closing Date.

          7. The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each Underwriter, its officers and directors, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, however, that the Company shall not be liable to any
                 --------  -------
Underwriter under this Section 7 to the extent that any such loss, claim, damage or liability results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, a preliminary prospectus if (i) such untrue statement or omission was completely corrected in the Prospectus prior to the written confirmation of the sale of the Shares giving rise to such liability, (ii) such Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving the Prospectus at or prior to the written confirmation of the sale of the Shares giving rise to such liability, (iii) the Company had furnished copies of the Prospectus to such Underwriter prior to the written confirmation of the sale of the Shares giving rise to such liability and (iv) such Underwriter would not have been subject to such liability if it had delivered the Prospectus to such person at or prior to the written confirmation of such sale.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its trustees, its officers who sign the Registration Statement, the Operating Partnership and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two proceeding paragraphs, such person (the "Indemnified Person") shall promptly notify the person or persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing, and such Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) such Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) such Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include an Indemnifying Person and an Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc., and any such separate firm for the Company, its directors, its officers who sign the Registration Statement, the Operating Partnership and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the preceding sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, such Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such Indemnified Person shall not have received actual notice in writing that such Indemnifying Person is reasonably contesting such request. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company and the total underwriting discounts received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Each of the Company, the Operating Partnership and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters were
                             --- ----
treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately proceeding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

          The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors, the Operating Partnership or any other person controlling the Company or the Operating Partnership and (iii) acceptance of and payment for any of the Shares.

          8. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, (ii) trading of any securities of or guaranteed by the Company or the Operating Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Underwritten Shares on the terms and in the manner contemplated in the Prospectus.

          9. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

          If, on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters, the other Underwriters shall be obligated severally in the proportions that the number of Underwritten Shares set forth opposite their respective names in
Schedule I hereto bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that
                       --------
any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of the number of Shares which such Underwriter is obligated to purchase on such date hereunder without the written consent of such Underwriter. If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements reasonably satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Operating Partnership shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, each of the Company and the Operating Partnership agrees, jointly and severally, to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel) incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

          11. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (Facsimile: (212) 648-5705); Attention: Syndicate Department.
Notices to the Company or the Operating Partnership shall be given c/o the Company at Two Center Plaza, Suite 200, Boston, Massachusetts 02108 (Facsimile:
(617) 723-0896); Attention:  Robert E. Patterson, President.

          12. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership and any controlling person referred to herein and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

          If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                              Very truly yours,

                              CABOT INDUSTRIAL TRUST

                              By:______________________________
                                 Name:
                                 Title:

                              CABOT INDUSTRIAL PROPERTIES, L.P.

                              By:  Cabot Industrial Trust,
                                     General Partner

                              By:______________________________
                                 Name:
                                 Title:

Accepted:

J.P. MORGAN SECURITIES INC.
Goldman, Sachs & Co.
Prudential Securities Incorporated
Smith Barney Inc.

Acting severally on behalf
of themselves and as
Representatives of the other
Underwriters named in Schedule I
hereto.

By:  J.P. MORGAN SECURITIES INC.

By: ______________________________
    Name:
    Title:

                                  SCHEDULE I

                                                                Number of
                                                                Underwritten
                                                                Shares to be
Underwriter                                                     Purchased
-----------                                                     ------------
J.P. Morgan Securities Inc. .............................
Goldman, Sachs & Co. ....................................
Prudential Securities Incorporated.......................
Smith Barney Inc. .......................................
                                                                 ---------
     Total...............................................        7,500,000
                                                                 =========

                                                                       EXHIBIT A
                                                                       ---------

                                 Subsidiaries
                                 ------------

                       Cabot Industrial Properties, L.P.

                             Cabot Advisors, Inc.

                                                                       EXHIBIT B
                                                                       ---------
                           Form of Lock-Up Agreement
                           -------------------------

                                                                January __, 1998

J.P. Morgan Securities Inc.

Goldman, Sachs & Co.
Prudential Securities Incorporated
Smith Barney Inc.
  as Representatives of the
  several Underwriters listed on
  Schedule I to the Underwriting Agreement
c/o J.P Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

          The undersigned owns and/or has the right to acquire and/or has the right to direct the disposition of common shares of beneficial interest, par value $.01 per share ("Common Shares"), of Cabot Industrial Trust, a Maryland
                       -------------
real estate investment trust (the "Company").  The undersigned understands that
                                   -------
the Company has filed a registration statement on Form S-11 (the "Registration
                                                                  ------------
Statement") under the Securities Act of 1933, as amended, with respect to, among
---------
other things, Common Shares proposed to be sold by the Company (the "Shares") to
                                                                     ------
the several underwriters to be named on Schedule I to the underwriting agreement (the "Underwriting Agreement") proposed to be entered into by the Company, Cabot
      ----------------------
Industrial Properties, L.P. (the "Operating Partnership") and J.P. Morgan
                                  ---------------------
Securities Inc. ("J.P. Morgan"), Goldman, Sachs & Co., Prudential Securities Incorporated and Smith Barney, Inc., for themselves and as representatives of the several underwriters (collectively, the "Underwriters").
                                             ------------

          In order to induce the Company, the Operating Partnership and the Underwriters to proceed with the proposed public offering of the Shares and to enter into the Underwriting Agreement, the undersigned agrees for the equal benefit of the Company, the Operating Partnership and each of the Underwriters that, without the written consent of the Company and J.P. Morgan, the undersigned will not, (i) directly or indirectly, offer to sell, contract to sell, sell, register the sale of, pledge, grant any option, right or warrant to purchase or otherwise dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (including, without limitation, (a) Units (as defined in the Underwriting Agreement), (b) Common Shares or Units which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and (c) securities which may be issued upon exercise of a stock option or warrant), owned on the date hereof or hereafter acquired by the undersigned, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares or Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares, Units, in cash or otherwise, for a period of 24 months from the date of the effectiveness of the Registration Statement; provided, however,
                                                             --------  -------
that the undersigned may transfer ownership of the Common Shares or Units by gift or charitable donation if the beneficiary of such gift or donation agrees to be bound by the terms of this agreement for a period beginning on the date of transfer and ending 24 months after the date hereof. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan on behalf of the Underwriters it will not, during the period ending 24 months after effectiveness of the Registration Statement, make any demand for or exercise any right with respect to, the registration of any Common Shares, Units or any other security convertible into or exercisable or exchangeable for Common Shares.

          If the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof specifically designated to survive) shall terminate prior to payment for and delivery of the shares to be sold thereunder, the undersigned shall be relieved from all obligations under this letter.

                                  Very truly yours,

                                  ___________________________________
                                                (Name)

                                  By: _______________________________
                                           (Authorized Signatory)

Accepted as of the date first
set forth above:

J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Prudential Securities Incorporated
Smith Barney Inc.

By: J.P. Morgan Securities Inc.

By: ______________________________
    Name:
    Title:

                                                                       Exhibit B

                            [Form of ERISA Opinion]